Exhibit 99.1

Papa John’s Announces $200 Million Strategic Investment from Starboard and Appointment of
Three New Directors to Papa John’s Board, Including Jeffrey C. Smith as Chairman

New Directors to Bring Substantial Restaurant, Hospitality, Operational Turnaround, Corporate
Governance and Corporate Finance Expertise

Additional Financial Resources and New Expertise to Support Company’s Strategic Priorities and Better
Position Papa John’s for Growth and Value Creation

Company Announces Preliminary, Unaudited Selected Results for Fourth Quarter of 2018 and
Comparable Sales for January 2019

LOUISVILLE, Ky. — February 4, 2019 — Papa John’s International, Inc. (NASDAQ: PZZA) today announced that it has entered into a securities purchase agreement with Starboard Value LP (together with its affiliates, “Starboard”) pursuant to which Starboard is making a $200 million strategic investment in the Company with the option to make an additional $50 million investment through March 29, 2019, as described below.

In connection with the investment, the Papa John’s Board of Directors is expanding to include two new independent directors, including Jeffrey C. Smith, Chief Executive Officer of Starboard, who has been appointed Chairman of the Papa John’s Board, and Anthony M. Sanfilippo, former Chairman and Chief Executive Officer of Pinnacle Entertainment, Inc. These directors bring substantial experience in the restaurant, retail and hospitality industries, with skill sets spanning operational turnarounds, corporate finance and corporate governance. Their expertise and new perspectives will help support the Company’s strategy to capitalize on its differentiated “BETTER INGREDIENTS. BETTER PIZZA.” market position and build a better pizza company for the benefit of its shareholders, team members, franchisees and customers. In addition, Papa John’s President and Chief Executive Officer Steve Ritchie has been appointed to the Board. With the addition of the new directors, the Board will comprise nine directors, seven of whom are independent.

In September 2018, the Company began a process to evaluate a wide range of strategic options with the goal of maximizing value for all shareholders and serving the best interest of the Company’s stakeholders. In order to execute the strategic review, a Special Committee comprised of the independent directors of the Board retained Lazard and BofA Merrill Lynch as its financial advisors. After extensive discussions with a wide group of strategic and financial investors, the Board concluded that the investment agreement with Starboard was in the best interest of shareholders.

“Our agreement with Starboard concludes a comprehensive strategic review conducted over the past five months to better position Papa John’s for growth, improve the Company’s financial performance and serve the best interests of our stakeholders. This transaction provides the Company with financial resources and strong and experienced directors on the Board in order to position the Company for success over the long term. We believe we have found terrific partners to advance Papa John’s strategy, especially given their record of reinvigorating and growing premier restaurant and consumer brand companies,” said Olivia Kirtley, a member of the Special Committee and most recently Chairman of the Papa John’s Board. “Starboard’s investment represents a strong vote of confidence in Papa John’s, our people, our franchisees and the many opportunities we have ahead. We are excited to work with Jeff as our new Chairman and look forward to welcoming Anthony and Steve to the Board.”

Mr. Ritchie commented, “Our agreement with Starboard marks an exciting step forward for Papa John’s. I look forward to working with Jeff and Anthony, as well as the rest of our Board and team, to extend our focus on Better to our people, franchisees and customers in new ways, thereby fortifying Papa John’s position as the ‘BETTER INGREDIENTS. BETTER PIZZA.’ company.”

Mr. Smith said, “Papa John’s has always stood for higher quality pizza, and we believe Papa John’s has a strong foundation, with the best product in the space and a strong franchisee and customer base. We applaud the actions that the Board and management have taken to move the Company forward through a difficult transition. We see tremendous potential for the Company both in the U.S. and internationally. We look forward to providing leadership, sponsorship, and support to instill operational, financial, and corporate governance best practices, and working with the Papa John’s team to develop a disciplined long-term strategic plan while delighting our customers every day.”

The Company plans to use approximately half of the proceeds of the investment to repay debt, with the remaining proceeds providing financial flexibility that enables Papa John’s to invest capital to further advance its five strategic priorities of People, Brand, Value/Product, Technology and Unit Economics. The Company will take a disciplined approach to capital allocation, ensuring that investments in these five areas are directed to its highest return initiatives, with clear parameters and analytics in place to measure and track performance and execution.

Terms of Agreement

Under the terms of the securities purchase agreement, Starboard is purchasing $200 million of a newly designated Series B convertible preferred stock of Papa John’s. Through March 29, 2019, Starboard will also have the option, subject to certain limitations, to purchase up to an additional $50 million of Series B convertible preferred stock under the same terms and conditions as the initial investment. Subject to certain limitations (including limitations on the amount available for issuance pursuant to the terms of the purchase agreement), Papa John’s has the right to offer franchisees who satisfy the accredited investor requirements under the federal securities laws (subject to verification) an opportunity to purchase a total of $10 million of the Series B convertible preferred stock on the same terms as Starboard. The conversion price will be based on a fixed 22.5% premium to the 10-day volume weighted average trading price of Papa John’s common stock ending February 15, 2019, subject to a floor and a cap of $34.66 and $50.06, respectively. Based upon the Company’s closing stock price as of February 1, 2019 of $38.51, Starboard’s initial $200 million investment would equate to approximately 11% to 15% of Papa John’s outstanding common stock on an as-converted basis. The annual dividend rate of the Series B convertible preferred stock will initially be 3.60%, payable quarterly in arrears, and the Series B convertible preferred stock will also participate on an as-converted basis in any regular or special dividends paid to holders of Papa John’s common stock. In addition, the Series B convertible preferred stock is redeemable after eight years for cash at the option of either Papa John’s or the holders of the Series B convertible preferred stock. The agreement includes a lock-up provision under which Starboard may not transfer its shares for one year after closing.

Papa John’s New Independent Directors

The two new independent directors joining the Papa John’s Board are:

•                  Jeffrey C. Smith, a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, a New York City based investment advisor with a focused, fundamental and active approach to investing in U.S. publicly traded companies. Over the last decade, Starboard has been among the most active change agent investors, having worked with more than 50 different public companies to improve operations, strategy and corporate governance for the benefit of shareholders. Mr. Smith has served on many of these boards, including serving as chairman of the board of Darden Restaurants, where he oversaw one of the most successful restaurant turnaround and board transformations of the last decade. Mr. Smith was named to the Nation’s Restaurant News Power List: The 50 Most Powerful People in Food Service in 2015. He currently serves as chairman of the board of Advance Auto Parts and is a member of the board of Perrigo. Mr. Smith graduated from The Wharton School of Business at The University of Pennsylvania, where he received a B.S. in Economics.

•                  Anthony M. Sanfilippo, former Chairman and Chief Executive Officer of Pinnacle Entertainment. Mr. Sanfilippo brings significant Board, senior executive and operating expertise in the gaming and hospitality industries, most recently serving as Chairman and CEO of Pinnacle Entertainment, Inc. prior to its acquisition by Penn National Gaming, Inc. Previously, Mr. Sanfilippo was the President and CEO of Multimedia Games, Inc. Before joining Multimedia Games, he served in various roles at Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), the world’s largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo held roles as President of the Western Division and President of the Central Division, overseeing the operations of more than two dozen casino and casino-hotel destinations. Mr. Sanfilippo was also President and Chief Operating Officer for Harrah’s New Orleans. He has served on the Boards of Directors of Pinnacle Entertainment, Multimedia Games and Jazz Casino Corporation.

Preliminary Selected Financial Results

Papa John’s also announced today preliminary, unaudited selected financial results for the three months and full year ended December 30, 2018 and comparable sales for the period December 31, 2018 to January 31, 2019.

For the 2018 periods:

•                  System-wide North America comparable sales decreased (8.1%) for the fourth quarter. For the full year, system-wide North America comparable sales decreased (7.3%), compared to the Company’s previous guidance of negative (6.5%) to negative (8.5%);

•                  System-wide International comparable sales decreased (2.6%) for the fourth quarter. For the full year, system-wide international comparable sales decreased (1.6%), compared to the Company’s previous guidance of negative (2%) to positive 1%;

•                  The Company’s global net unit growth was 2.0%, compared to the previous guidance of 0% to 3% for the year;

•                  2018 adjusted diluted earnings per share, excluding the impact of restaurant divestitures and the special charges discussed in the Company’s third quarter earnings release, are expected to be near the low-end of the Company’s previously provided range of $1.30 to $1.60. The Company now expects these special charges to be approximately $51 million, which is at the low-end of its previously provided range of $50 million to $60 million. The Company believes presenting the financial information excluding the special items is important for purposes of comparison to prior year results. In addition, management uses these metrics to evaluate the Company’s underlying operating performance and analyze trends.

For period December 31, 2018 to January 31, 2019:

•                  System-wide North America comparable sales decreased (10.5%);

•                  System-wide International comparable sales were flat.

The Company noted that the disparity in North America and International comparable sales reflects the consumer sentiment challenges the brand has encountered in the U.S. In addition, the December and January sales were impacted by the conversion to the Company’s new loyalty program and ineffective promotions in the heightened competitive environment.

“These results are disappointing to all of us, but we have a strong foundation built on quality and are confident in the great growth potential for the brand, particularly with the support of our new partners. Our agreement provides new expertise and additional financial resources to invest in areas that we believe are important to our customers and the opportunities ahead. Quality and how our product brings people together will be front and center in our efforts. Our recently launched Philly Cheesesteak pizza, a new line of handcrafted specialty pizzas, premium ingredients, menu variety, and new, more modern creative advertising that emphasizes people and quality products are a few actions underway,” continued Mr. Ritchie.

Papa John’ s will discuss further details regarding its fourth quarter and fiscal 2018 performance as well as its outlook for 2019 when it reports results on February 26, 2019.

Advisors

Lazard and BofA Merrill Lynch are acting as financial advisors to the Special Committee of the Papa John’s Board of Directors. Akin Gump Strauss Hauer & Feld LLP is legal counsel to the Special Committee, and Hogan Lovells US LLP is legal counsel to the Company.

About Papa John’s

Headquartered in Louisville, Kentucky, Papa John’s International, Inc. (NASDAQ: PZZA) is the world’s third-largest pizza delivery company. In 2018, consumers rated Papa John’s No. 1 in product and service quality among national pizza chains in the American Customer Satisfaction Index (ACSI). For 17 of the past 19 years, consumers have rated Papa John’s No. 1 in customer satisfaction among national pizza chains in the American Customer Satisfaction Index (ACSI). For more information about the company or to order pizza online, visit Papa John’s at www.papajohns.com.

About Starboard

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning: business performance; revenue; earnings; adjusted earnings per share; cash flow; use of proceeds from the sale of the Series B convertible preferred stock, including debt repayment, investments in certain growth initiatives, advertising, marketing and promotional activity, rebranding efforts, technological investments, and franchisee support; capital allocation; consumer sentiment; profit margins; unit growth; unit level performance; capital expenditures; corporate governance; shareholder and other stakeholder engagement and support; strategic decisions and actions; changes to our current business plan; compliance with debt covenants; special charges; the ongoing cultural audit and investigation; and related initiatives and actions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to, risks related to the issuance of the newly created Series B convertible preferred stock to Starboard and those in our risk factors discussed in detail in “Part I. Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by “Part II. Item 1A. — Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2018. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Papa John’s Contacts:

Investors:

Steve Coke, 502-261-7272

Vice President, Investor Relations and Strategy

Steve_Coke@papajohns.com

Media:

Madeline Chadwick, 502-261-4189

VP, Communications

Madeline_Chadwick@papajohns.com

Starboard Contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com